First Trust Advisors L.P.
                             1001 Warrenville Road
                             Lisle, Illinois 60532




                              October 31, 2007



First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 1540

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
145645 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                              Sincerely,

                              First Trust Advisors L.P.



                              Ronda L. Saeli
                              Vice President